UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2024

KINNATE BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39743	82-4566526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable1

(Address, including zip code, of registrant’s principal executive offices)

(858) 299-4699

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KNTE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Kinnate Biopharma Inc. (the “Registrant”) terminated its lease agreements for office space. Accordingly, the Registrant does not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Registrant’s principal executive offices may be sent to Kinnate Biopharma Inc., 800 West El Camino Real, Suite 180, Mountain View, CA 94040, and should not be directed to the Registrant’s agent for service of process at The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, as previously listed.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Kinnate Biopharma Inc. (the “Company” or “Kinnate”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024, the Company entered into an Agreement and Plan of Merger, dated as of February 16, 2024 (the “Merger Agreement”), with XOMA Corporation, a Delaware corporation (“Parent”), and XRA 1 Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on April 3, 2024, Merger Sub completed a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), in exchange for (i) $2.5879 in cash per Share (the “Cash Amount”), plus (ii) one non-transferable contractual contingent value right per Share (each, a “CVR” and each CVR together with the Cash Amount, the “Offer Price”), which CVR represents the right to receive potential payments pursuant to the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”), dated April 3, 2024, by and among Parent, Merger Sub, Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company, and Fortis Advisors LLC, a Delaware limited liability company, all subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated March 4, 2024 (as amended and restated on March 19, 2024, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 2.2 to Parent’s Current Report on Form 8-K filed on April 3, 2024 and is incorporated herein by reference.

The Offer expired at one minute after 11:59 p.m., Eastern time, on Tuesday, April 2, 2024. According to Broadridge Corporate Issuer Solutions, LLC, the depositary and paying agent for the Offer, a total of 38,258,681 Shares were validly tendered, and not validly withdrawn, representing approximately 81% of the outstanding Shares. The number of Shares tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Merger Sub accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on April 3, 2024 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than (i) Shares held in the treasury of the Company immediately prior to the Effective Time, which will be canceled without any conversion thereof and no consideration will be delivered in exchange therefor, and (ii) any Shares held by stockholders or owned by beneficial owners who are entitled to demand, and have properly demanded, appraisal of such Shares in accordance with the DGCL and have neither failed to perfect nor effectively withdrawn or lost such rights prior to the Effective Time) was converted automatically into the right to receive the Offer Price from Merger Sub.

Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, each option granted to purchase Shares (each, a “Kinnate Option”) that was then outstanding but not then vested or exercisable was immediately vested and exercisable in full. After giving effect to such accelerated vesting, at the Effective Time, each Kinnate Option that was then outstanding with a per share exercise price that was less than the Cash Amount (an “In-the-Money Option”) was canceled in exchange for the right to receive (i) an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (x) the excess of the Cash Amount over the per share exercise price of such In-the-Money Option by (y) the number of Shares underlying such In-the-Money Option and (ii) one CVR for each Share underlying such In-the-Money Option. At the Effective Time, each Kinnate Option that was then outstanding with a per share exercise price that was equal to or greater than the Cash Amount (an “Out-of-the-Money Option”) was canceled in exchange for the right to receive one CVR for each Share underlying such Out-of-the-Money Option; provided that each such CVR will provide for payment only after amounts otherwise payable under such CVR exceed a threshold equal to the excess of the per share exercise price of such Out-of-the-Money Option over the Cash Amount.

Immediately prior to the time at which Purchaser first irrevocably accepted for purchase the Shares tendered in the Offer (the “Offer Closing Time”), each then-outstanding restricted stock unit representing a contingent right to receive one Share upon vesting (each, a “Kinnate RSU”) that was not then vested was immediately vested in full. After giving effect to such accelerated vesting, at the Effective Time, each outstanding Kinnate RSU was canceled in exchange for the right to receive (i) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount and (ii) one CVR.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 16, 2024 and incorporated by reference.

Item 3.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified the Nasdaq Global Select Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on April 3, 2024 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of Dean J. Mitchell, Nima Farzan, Jill DeSimone, Melissa Epperly, Keith Flaherty, Carl Gordon, Michael Rome, Helen Sabzevari, Laurie Smaldone Alsup and James Tananbaum resigned from the board of directors of the Company. Additionally, at the Effective Time, each of Nima Farzan, Neha Krishnamohan and Mark Meltz resigned as officers of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the director and officer of Merger Sub immediately prior to the Effective Time became the director and officer of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Owen Hughes. The sole officer of Merger Sub immediately prior to the Effective Time was Owen Hughes, serving as President, Treasurer and Secretary.

Information regarding the new director and officer of the Surviving Corporation has been previously disclosed in Schedule A to the Offer to Purchase, which is incorporated herein by reference.

Item 5.03	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, immediately following the Effective Time, (i) the Surviving Corporation’s certificate of incorporation was amended and restated in its entirety, as set forth on Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation, as set forth on Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Termination of Sales Agreement

Effective as of the Closing Date, the Company exercised its right to terminate that certain Sales Agreement, dated January 3, 2022, by and between the Company and Leerink Partners LLC (f/k/a SVB Leerink LLC), as sales agent.

Closing Press Release

On April 3, 2024, Parent issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. The full text of the press release issued by Parent is attached as Exhibit (a)(5)(D) to the Schedule TO-T/A filed by Parent and Merger Sub on April 3, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated February 16, 2024, by and among the Company, Parent and Merger Sub (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 16, 2024).

2.2+	Contingent Value Rights Agreement, dated April 3, 2024, by and among Parent, Merger Sub, Broadridge Corporate Issuer Solutions, LLC and Fortis Advisors LLC (incorporated herein by reference to Exhibit 2.2 to Parent’s Current Report on Form 8-K filed on April 3, 2024).

3.1*	Seventh Amended and Restated Certificate of Incorporation of the Company.

3.2*	Amended and Restated Bylaws of the Company.

99.1	Press Release of Parent issued on April 3, 2024 (incorporated herein by reference to Exhibit (a)(5)(D) to the Schedule TO-T/A filed by Parent and Merger Sub on April 3, 2024).

104	Cover page interactive data file (embedded within the inline XBRL document).

+

Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINNATE BIOPHARMA INC.

By:	/s/ Nima Farzan
Nima Farzan Chief Executive Officer and President

Date: April 3, 2024